Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-74276, 333-85522, 333-135652, 333-141238, 333-143425, and 333-187150) and Form S-8 (File Nos. 333-21113, 333-40396, 333-67010, 333-68757, 333-82340, 333-109959, 333-131377, 333-131382, 333-153828, 333-159708, 333-160361, 333-167379, 333-169593, 333-182015, 333-184029 and 333-191326) of ViaSat, Inc. of our report dated May 23, 2014 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Diego, California

May 23, 2014